Exhibit (11)
                           McKESSON CORPORATION
                 COMPUTATION OF EARNINGS PER COMMON SHARE
                                (unaudited)
                  (in millions except per share amounts)


                                            Quarter Ended  Six Months Ended
                                            September 30     September 30
                                           --------------   --------------
                                            1994    1993     1994    1993
                                           ------  ------   ------  ------
FULLY DILUTED EARNINGS PER SHARE
Income after taxes from
 continuing operations                     $ 17.1  $ 22.5   $ 43.5  $ 71.1
Contribution adjustment - Series B ESOP
 convertible preferred stock(1)              (1.0)   (0.9)    (1.9)   (1.9)
                                            -----   -----    -----   -----
                                             16.1    21.6     41.6    69.2
Discontinued operations                       8.4     7.2     18.0    13.9
Extraordinary item                              -       -        -    (4.2)
Cumulative effect of
  accounting change                             -       -        -   (16.7)
                                            -----   -----    -----   -----
          Total                            $ 24.5  $ 28.8   $ 59.6  $ 62.2
                                            =====   =====    =====   =====
Fully diluted shares
 Common shares outstanding(2)                42.0    40.5     41.7    40.5
 Convertible securities - dilutive            3.0     3.4      3.3     3.4
                                            -----   -----    -----   -----
          Total                              45.0    43.9     45.0    43.9
                                            =====   =====    =====   =====
Fully diluted earnings per share
 Continuing operations                     $  .36  $  .48   $  .93  $ 1.58
 Discontinued operations                      .18     .17      .40     .32
 Extraordinary item                             -       -        -    (.10)
 Cumulative effect of accounting change         -       -        -    (.38)
                                            -----   -----    -----   -----
          Total                            $  .54  $  .65   $ 1.33  $ 1.42
                                            =====   =====    =====   =====
PRIMARY EARNINGS PER SHARE
Income after taxes from
 continuing operations                     $ 17.1  $ 22.5   $ 43.5  $ 71.1
Dividend requirements - preferred stocks(1)  (1.7)   (1.8)    (3.5)   (3.6)
                                            -----   -----    -----   -----
                                             15.4    20.7     40.0    67.5
Discontinued operations                       8.4     7.2     18.0    13.9
Extraordinary item                              -       -        -    (4.2)
Cumulative effect of accounting change          -       -        -   (16.7)
                                            -----   -----    -----   -----
          Total                            $ 23.8  $ 27.9   $ 58.0  $ 60.5
                                            =====   =====    =====   =====
Primary shares
 Common shares outstanding(2)                42.0    40.5     41.7    40.5
                                            =====   =====    =====   =====
Primary earnings per share
 Continuing operations                     $  .36  $  .51   $  .96  $ 1.67
 Discontinued operations                      .20     .18      .43     .34
 Extraordinary item                             -       -        -    (.10)
 Cumulative effect of accounting change         -       -        -    (.41)
                                            -----   -----    -----   -----
          Total                            $  .56  $  .69   $ 1.39  $ 1.50
                                            =====   =====    =====   =====

1    Net of certain tax benefits.
2 Common shares outstanding have been computed by adding the monthly averages (beginning of the month plus end of the month divided by 2), dividing the aggregate by 3 or 6 as appropriate and adjusting this total for dilutive stock options using the treasury stock method based on the greater of the common share price at the end of the period or the average common share price during the period (fully diluted) and on the average common share price during the period (primary).